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                                                                    Exhibit 10.3

Vice President of Sales Bonus Arrangement

Fastenal Company's Vice President of Sales is paid a bonus under an individual bonus arrangement. Under this arrangement, the bonus paid to the Vice President of Sales for any quarter is calculated based on the amounts by which the Company's net sales and consolidated pre-tax income for such quarter exceed, respectively, the Company's net sales and consolidated pre-tax income for the same quarter in the prior year.